Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal Year 2026 Financial Results

August 28, 2025 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced financial results for its second quarter of fiscal year 2026 ended July 31, 2025.

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Revenue for the second quarter of fiscal 2026 was $95.5 million, up 49.9% from $63.7 million in the same period in fiscal 2025. For the six months ended July 31, 2025, revenue was $181.4 million, up 53.5% from $118.2 million for the six months ended July 31, 2024.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2026 was 58.9%, compared with 60.8% for the same period in fiscal 2025. For the six months ended July 31, 2025, GAAP gross margin was 59.4%, compared with 60.8% for the six months ended July 31, 2024.

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GAAP net loss for the second quarter of fiscal 2026 was $20.0 million, or loss per diluted ordinary share of $0.47, compared with GAAP net loss of $34.9 million, or loss per diluted ordinary share of $0.85, for the same period in fiscal 2025. GAAP net loss for the six months ended July 31, 2025 was 44.3 million or loss per diluted ordinary share of $1.05. This compares with GAAP net loss of $72.8 million, or loss per diluted ordinary share of $1.78, for the six months ended July 31, 2024.

Financial results on a non-GAAP basis for the second quarter of fiscal 2026 are as follows:

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Gross margin on a non-GAAP basis for the second quarter of fiscal 2026 was 60.5%, compared with 63.3% for the same period in fiscal 2025. For the six months ended July 31, 2025, non-GAAP gross margin was 61.2%, compared with 63.3% for the six months ended July 31, 2024.

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Non-GAAP net profit for the second quarter of fiscal 2026 was $6.4 million, or earnings per diluted ordinary share of $0.15. This compares with non-GAAP net loss of $5.5 million, or loss per diluted ordinary share of $0.13, for the same period in fiscal 2025. Non-GAAP net profit for the six months ended July 31, 2025 was $9.5 million, or earnings per diluted ordinary share of $0.22. This compares with non-GAAP net loss of $16.0 million, or loss per diluted ordinary share of $0.39, for the six months ended July 31, 2024.

Based on information available as of today, Ambarella is offering the following guidance for the third quarter of fiscal year 2026, ending October 31, 2025:

•	Revenue is expected to be between $100.0 million and $108.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 60.0% and 61.5%.

•	Operating expenses on a non-GAAP basis are expected to be between $54.0 million and $57.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the second quarter of fiscal 2026 was $261.2 million, compared with $259.4 million at the end of the prior quarter and $219.8 million at the end of the same quarter a year ago.

“We are experiencing strong secular growth in the edge AI market, with an expanding breadth of applications driving unit demand, often with our higher priced 5nm AI SoCs. For example, a variety of portable AI video applications have reached production status, and by the end of fiscal 2026 we expect to realize production shipments from our first robotic aerial drone win. Furthermore, our first edge infrastructure win is expected to enter production in fiscal 2027,” said Fermi Wang, President & CEO. “We are increasing our fiscal 2026 revenue growth estimate to a range of 31% to 35%, or approximately $379 million at the midpoint. The midpoint of our new third quarter and full year fiscal 2026 revenue guidance would represent all-time record quarterly and fiscal year total revenue for Ambarella. With more than 36 million edge AI processors shipped-to-date, we are an established, market leader and we remain exclusively focused on our customers’ needs in the edge AI market including automotive.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the second quarter of fiscal year 2026 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of edge AI and human vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) provide powerful deep neural network processing to enable intelligent perception, fusion and planning, and offer high-resolution video compression, advanced image and radar processing. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the third quarter of fiscal year 2026 ending October 31, 2025, and the comments of our CEO relating to our expectation of future revenue growth, including for the full year of fiscal 2026, the breadth and growth potential for our edge AI inference products, and the ability of our customers to go into production with edge AI products incorporating our solutions in a timely manner. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions; changes in government policies, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision, AI functionality and advanced networks, including vision-language models and GenAI; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets and applications, such as edge infrastructure; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2025 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second fiscal quarter ended July 31, 2025 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the second quarter of fiscal year 2026, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the third quarter of fiscal year 2026, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue	$95,511	$63,724	$181,383	$118,197
Cost of revenue	39,280	24,983	73,616	46,296

Gross profit	56,231	38,741	107,767	71,901

Operating expenses:
Research and development	59,734	56,760	118,553	110,897
Selling, general and administrative	18,486	18,268	37,061	36,736

Total operating expenses	78,220	75,028	155,614	147,633
Loss from operations	(21,989)	(36,287)	(47,847)	(75,732)
Other income, net	2,247	2,145	4,422	4,416

Loss before income taxes	(19,742)	(34,142)	(43,425)	(71,316)
Provision for income taxes	253	747	898	1,505

Net loss	$(19,995)	$(34,889)	$(44,323)	$(72,821)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.47)	$(0.85)	$(1.05)	$(1.78)

Diluted	$(0.47)	$(0.85)	$(1.05)	$(1.78)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	42,546,979	41,129,754	42,383,475	40,952,373

Diluted	42,546,979	41,129,754	42,383,475	40,952,373

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$780	$833	$1,731	$1,440
Research and development	16,972	18,395	34,557	36,016
Selling, general and administrative	7,436	8,384	15,030	16,192

Total stock-based compensation	$25,188	$27,612	$51,318	$53,648

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$1,514	$1,514
Research and development	—	—	—	—
Selling, general and administrative	456	530	912	1,050

Total acquisition-related costs	$1,213	$1,287	$2,426	$2,564

The difference between GAAP and non-GAAP gross margin was 1.6% and 2.5%, or $1.5 million and $1.6 million, for the three months ended July 31, 2025 and July 31, 2024, respectively. The difference between GAAP and non-GAAP gross margin was 1.8% and 2.5%, or $3.2 million and $3.0 million, for the six months ended July 31, 2025 and July 31, 2024, respectively. The differences were due to the effect of stock-based compensation and the amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(unaudited)
GAAP net loss	$(19,995)	$(34,889)	$(44,323)	$(72,821)
Non-GAAP adjustments:
Stock-based compensation expense	25,188	27,612	51,318	53,648
Acquisition-related costs	1,213	1,287	2,426	2,564
Income tax effect	22	448	36	600

Non-GAAP net income (loss)	$6,428	$(5,542)	$9,457	$(16,009)

GAAP - diluted weighted average shares	42,546,979	41,129,754	42,383,475	40,952,373
Non-GAAP - diluted weighted average shares	42,946,324	41,129,754	42,698,780	40,952,373
GAAP - diluted net loss per share	$(0.47)	$(0.85)	$(1.05)	$(1.78)
Non-GAAP adjustments:
Stock-based compensation expense	0.59	0.68	1.21	1.32
Acquisition-related costs	0.03	0.03	0.06	0.06
Income tax effect	0.00	0.01	0.00	0.01
Effect of Non-GAAP - diluted weighted average shares	—	—	—	—
Non-GAAP - diluted net income (loss) per share	$0.15	$(0.13)	$0.22	$(0.39)

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31,	January 31,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$142,739	$144,622
Marketable debt securities	118,444	105,643
Accounts receivable, net	42,896	29,767
Inventories	33,808	34,428
Restricted cash	442	7
Prepaid expenses and other current assets	5,543	6,084

Total current assets	343,872	320,551
Property and equipment, net	10,092	9,084
Intangible assets, net	41,879	47,279
Operating lease right-of-use assets, net	3,500	5,188
Goodwill	303,625	303,625
Other non-current assets	3,463	3,241

Total assets	$706,431	$688,968

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	26,783	21,775
Accrued and other current liabilities	76,190	80,781
Operating lease liabilities, current	1,774	2,829
Income taxes payable	1,713	1,383
Deferred revenue, current	19,482	14,226

Total current liabilities	125,942	120,994
Operating lease liabilities, non-current	1,668	2,436
Other long-term liabilities	2,301	4,126

Total liabilities	129,911	127,556

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	19	19
Additional paid-in capital	872,822	813,683
Accumulated other comprehensive income (loss)	59	(233)
Accumulated deficit	(296,380)	(252,057)

Total shareholders’ equity	576,520	561,412

Total liabilities and shareholders’ equity	$706,431	$688,968

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com